Exhibit 99.1

Investor Relations Contacts: Patrick T. Mooney, M.D. Chairman & CEO Echo Therapeutics 508-530-0329 Lilian Stern Stern Investor Relations 212-362-1200
Echo Therapeutics Announces Positive Results from Symphony™ Transdermal Continuous Glucose
Monitoring System Study at Tufts Medical Center
Franklin, MA — March 13, 2008 — Echo Therapeutics (OTCBB: ECTE) today announced positive results from its clinical study of the Symphony™ tCGM System, a novel, non-invasive, transdermal continuous glucose monitoring (tCGM) system, conducted at the Tufts Medical Center in Boston, Massachusetts (Tufts). Echo is developing the Symphony tCGM System to provide patients with diabetes and healthcare professionals with a reliable, needle-free, wireless, continuous monitoring system to better manage diabetes and control blood glucose levels in the home use and hospital critical care settings. Data from the pilot study demonstrate that Symphony safely and reliably monitored blood glucose levels in the challenging operative and surgical intensive care unit at Tufts. Echo is planning to present these data at a major medical conference later this year.
“We are proud to be the first company to report positive clinical data on a non-invasive, transdermal continuous glucose monitoring system in the hospital critical care setting,” stated Patrick Mooney, M.D., Echo’s Chairman and CEO. “We are excited about the potential for our program in this area and look forward to continued progress with tCGM in both the home and hospital settings, with further studies planned throughout 2008.”
“Critically ill patients need tighter glycemic control to minimize morbidity and mortality,” said Stanley Nasraway, M.D., Director of Surgical Intensive Care Units at Tufts and the Principal Investigator of the study. “These data serve as a strong signal that Symphony could advance the standard of care regarding tight glycemic control in the hospital critical care setting, much like continuous electrocardiographic monitoring and pulse oximetry changed standards of care in that setting. This approach could provide doctors and nurses with breakthrough continuous blood glucometry technology and significantly improve our ability to monitor glucose levels of seriously ill patients in the intense intra-operative and post-operative settings.”

Study Design
The pilot study was designed to evaluate the performance of Echo’s current generation Symphony tCGM System, including the use of its ultrasound-based skin permeation system and newly-improved biosensor technology incorporating proprietary hydrogel chemistry. The study was performed at Tufts and enrolled twenty-five (25) adult patients scheduled for elective cardiac surgery. The study included both intra-operative and post-operative continuous monitoring of blood glucose (BG) levels. Two biosensors were applied to each subject, one prior to surgery and one after surgery. Both Symphony sensors remained on the patient for 24 hours. BG levels were monitored per the established protocol of Tufts. The participating subjects and the Tufts medical staff were blinded to data collected by the Symphony monitor.
Analytical Methods
In this trial, the continuous data were compared to reference measurements from blood analyzers, glucometers and lab results based on the Tufts glucose monitoring protocols. Those reference measurements were paired with the Symphony results through a data analysis algorithm.. The primary statistical tools used to evaluate the performance of Symphony were Clarke Error Grid analysis and Mean Absolute Relative Difference (MARD). The Clarke Error Grid analysis was designed to evaluate the performance of glucometers and is used as an analytical tool to assess performance of continuous glucose monitors. The Clarke Error Grid is a plot of all data pairs categorized into five discrete areas: A, B, C, D and E. The A and B areas are the most clinically desirable zones and D and E are the least clinically desirable zones. Devices with a higher combined A and B percentage (closer to 100%) and lower combined D and E percentage (closer to 0) are considered to have better performance. Monitor performance is generally considered acceptable if at least ninety-five percent (95%) of the data points fall within the A/B region, along with negligible or no D/E points. MARD is an error calculation tool that measures the average relative difference between Symphony and the reference measurements, on a percentage basis. A low MARD error, below 20%, is consistent with an accurate device.
Results
Using approximately 1200 hours of continuous data from Symphony and 482 reference BG measurements from the 25 subjects, Clarke Error Grid analysis of the study data showed that Echo’s Symphony had over 97% of the data in the combined A and B percentages with approximately 70% in the “A” region, 27% in the “B” region, and less than 3% in the “D” region. The MARD for the study was approximately 16%. A total of forty-nine (49) Symphony sensors were used during the study. There were no Symphony failures and no adverse events, indicating strong reliability of the Symphony for applications in the hospital critical care setting.
Conference Call and Webcast Information
The Company will host a conference call at 10:30 AM ET to discuss the data and an update of its pipeline. To access the conference call, please dial 866-467-0407 (domestic) or 706-902-0164 (international) and reference the conference ID 39282879. A replay of the call will be available from 10:30 a.m. EST on March 13, until March 15, 2008, at midnight. To access the replay, please dial 800-642-1687 (domestic) or 706-645-9291 (international) and reference the conference ID 39282879. A live audio webcast of the call and the archived webcast will be available in the Investors section of the Echo Therapeutics website www.echotx.com.

About Echo Therapeutics
Echo Therapeutics is focused on specialty pharmaceuticals and medical devices. Echo is developing novel topical reformulations of FDA-approved products and non-invasive, wireless, transdermal continuous glucose monitoring (tCGM) systems for people with diabetes and for use by healthcare professionals in hospital critical care units worldwide.
Cautionary Statement Regarding Forward Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks related to regulatory approvals and the success of Echo’s ongoing studies regarding the efficacy of Echo’s tCGM systems, the failure of future development and preliminary marketing efforts related to Echo’s tCGM systems, risks and uncertainties relating to Echo’s ability to develop, market and sell diagnostic products based on its skin permeation platform technologies, the availability of substantial additional equity capital to support robust research, development and product commercialization activities, and the success of research, development, and regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to Echo’s tCGM systems. Furthermore, Echo’s transdermal continuous glucose monitoring systems have not yet been approved for sale. The regulatory approval process for its tCGM systems involves, among other things, successfully completing clinical trials and obtaining a premarket approval, or PMA, from the FDA. The PMA process requires Echo to prove the safety and efficacy of its tCGM systems to the FDA’s satisfaction. This process can be expensive and uncertain, and there is no guarantee that Echo will be able to submit a PMA for its Symphony tCGM System or that its Symphony tCGM System will be approved by the FDA in any specific timeframe or at all. In addition, clinical testing of Echo’s products and eventual commercialization of its products are subject to all of the risks and uncertainties set forth in its periodic reports filed with the Securities and Exchange Commission.
These and other factors are identified and described in more detail in Echo’s filings with the Securities and Exchange Commission, including, without limitation, Echo’s respective annual reports on Form 10-KSB for the year ended December 31, 2006, Echo’s most recent quarterly reports on Form 10-QSB, and Echo’s current reports on Form 8-K. The foregoing list of factors is not exhaustive. Echo Therapeutics, Inc. undertakes no obligation to publicly update or revise any forward-looking statements.
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